UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 16, 2009
Date of Report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
Delaware	333-124944	30-0283143

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Granite Street, Suite 201
Braintree, Massachusetts	02184

(Address of principal executive offices)	(Zip Code)
(781) 917-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 16, 2009, Altra Holdings, Inc., a Delaware corporation (the “Company”), and each of its domestic subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $210 million aggregate principal amount of 8 1/8% Senior Secured Notes due 2016 (the “Notes”). The Notes were priced at 98.691% of the face value to yield 8.375% to maturity. The gross proceeds from the sale of the Notes is expected to be approximately $207.3 million and the net proceeds from the sale of the Notes is expected to be approximately $201.0 million (after deducting the Initial Purchasers discounts and estimated offering expenses, including commissions). Interest on the Notes will be payable on June 1 and December 1 of each year, beginning on June 1, 2010.
     Subject to customary closing conditions, the closing of the transactions contemplated by the Purchase Agreement is expected to occur on November 25, 2009. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. The proceeds of the Notes along with cash on hand will be used to repurchase or redeem the outstanding 9% Senior Secured Notes due 2011 of Altra Industrial Motion, Inc., to repay indebtedness under the TB Wood’s credit facility, and to pay related fees and expenses.
     The Initial Purchasers and their affiliates from time to time have provided in the past and may provide in the future investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business.
     The foregoing summaries do not purport to be complete and are qualified in their entirety by the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

Item 8.01	Other Events
     On November 17, 2009, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
          99.1      Press Release of Altra Holdings, Inc. dated November 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: November 19, 2009
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion, Inc.
/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

     Date: November 19, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Altra Holdings, Inc. dated November 17, 2009.